Exhibit 3(a)


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF


                          PRO TECH COMMUNICATIONS, INC.
 ------------------------------------------------------------------------------


 ------------------------------------------------------------------------------
                                 (present name)


                                  P94000073077
                  --------------------------------------------
                   (Document Number of Corporation (If known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:


FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)


Article IV, Section A(1) of the Amended and Restated Articles of Incorporation of Pro Tech Communications, Inc., as amended, pertaining to the number of shares of common stock that Pro Tech Communications, Inc. is authorized to issue, is amended to read in its entirety as follows:

        Three Hundred Million (300,000,000) shares of common stock with a par value of $.001 per share (the "Common Stock"); and




SECOND: If  an  amendment  provides  for  an  exchange,   reclassification   or
        cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

[N/A]

THIRD:  The date of each amendment's adoption:     April 12, 2002
                                                   ---------------------

FOURTH: Adoption of Amendment(s) (CHECK ONE)

[X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):


          "The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________________________
                                     (voting group)


[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ]  The  amendment(s)   was/were  adopted  by  the   incorporators   without
     shareholder action and shareholder action was not required.



Signed this 2nd day of August, 2002 .


Signature  /s/  Mark Melnick
           ---------------------------------------------------------------
          (By the Chairman or Vice Chairman of the Board of Directors, President
           or other officer if adopted by the shareholders)

                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)

                                  Mark Melnick
                   ------------------------------------------
                              (Type or print name)

                                    Secretary
                   ------------------------------------------
                                     (Title)